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                                                                   EXHIBIT 13

[KPMG PEAT MARWICK LLP LETTERHEAD]


                        INDEPENDENT AUDITORS' CONSENT

Board of Managers
American Fidelity Variable Annuity Fund A and

Board of Directors
American Fidelity Assurance Company:

We consent to the use of our report included herein on the financial statements of American Fidelity Variable Annuity Fund A as of December 31, 1995 and 1994, and for the years then ended, including the financial highlights for each of the years in the five-year period ended December 31, 1995. We also consent to the use of our report included herein on the consolidated financial statements of American Fidelity Assurance Company and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, and to the references to our firm under the headings "Condensed Financial Information" in part A of the Registration Statement and in the Prospectus and "Item 21" in part B of the Registration Statement.


                                                /s/ KPMG PEAT MARWICK LLP

                                                    KPMG Peat Marwick LLP

Oklahoma City, Oklahoma
December 10, 1996